PAGE


                                                  March 3, 1997



Selective Insurance Company of America
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ  07890-1000

     RE:  Loan Facility
          -------------

Ladies and Gentlemen:

      Street Bank and Trust Company (the "Bank") is pleased to make available to Selective Insurance Company of America, a corporation organized under the laws of New Jersey (the "Company") and Selective Insurance Group, Inc., a corporation organized under the laws of New Jersey (the "the Parent")(collectively, the Company and the Parent are hereinafter referred to as the "Borrower") an aggregate $25,000,000 revolving line of credit (the "Revolving Line of Credit") on the following terms and conditions:

     1. Term. The Revolving Line of Credit shall commence on the date hereof and expire on June 30, 1997 (the "Revolving Maturity Date"), unless extended by mutual agreement.

     2. Notice and Manner of Borrowings. Subject to the terms and conditions hereof, and upon request by either Borrower, the Bank agrees to make revolving loans to such Borrower provided for herein (each, a "Revolving Loan") not to exceed $25,000,000 in aggregate of all outstanding Revolving Loans to both Borrowers at any time and provided further that no more than $20,000,000 of Revolving Loans shall be outstanding to the Parent at any time.

     3. Evidence of Indebtedness. All Revolving Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"). Each Borrower hereby authorizes the Bank to record each Revolving Loan and the corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall be conclusive and binding.

     4. Interest Rate. Principal on each outstanding Revolving Loan shall bear interest as selected by the applicable Borrower at either a floating rate equal to the Bank's Prime Rate (Revolving Loans bearing interest at such rate, "Prime Rate Loans"), or the Adjusted Libor Rate plus 28 basis points per annum (Revolving Loans bearing interest at such rate, "Libor Rate Loans") or a money market rate quoted by the Bank for the amount

                                   1
and duration of the requested loan plus 40 basis points per annum (each such rate, a "Money Market Rate")(Revolving Loans bearing interest at such money market rate, "Money Market Loans"). The Bank has no commitment hereunder to quote a Money Market Rate for any particular loan duration or amount or for each requested Revolving Loan. Libor Rate Loans may be made for interest periods of 1, 2, 3 or 6 months and Money Market Loans may be made for interest periods of 1 to 30 days, in each case the foregoing interest periods shall be acceptable to the Bank and adjusted for month-end, weekend and holiday periods. In no event shall any interest period extend beyond the Revolving Maturity Date. Interest on each Revolving Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Interest on Prime Rate Loans shall be payable monthly in arrears on the first business day of each month commencing on the first business day of the month on which such Revolving Loan is made and on the same day when principal is payable, whether upon acceleration following an Event of Default as defined herein or on the Revolving Maturity Date. Interest on Libor Rate Loans and Money Market Loans shall be payable in arrears at the end of each interest period relating thereto, and for Libor Rate Loans having interest periods exceeding 3 months, at the end of each 3 month period and at the end of such interest period. All accrued and unpaid interest on all Revolving Loans shall be due and payable on the same day when principal is payable, whether upon acceleration following an Event of Default as defined herein or on the Revolving Maturity Date. Prime Rate Loans may be prepaid without penalty. Libor Rate Loans and Money Market Loans may not be prepaid, and the Borrower shall pay all of the Bank's losses, costs and expenses, excluding lost profits, arising in connection with any prepayment of any Libor Rate Loan or Money Market Loan made prior to the end of any interest period relating thereto, whether as a result of acceleration or otherwise, which amount shall be calculated by the Bank based on the amount, if any, by which the rate of interest which would have been payable to the Bank on the prepaid amount had such prepayment not occurred exceeds the rate of interest which would accrue to the Bank if such prepaid amount was invested in a United States Treasury instrument selected by the Bank of similar amount and maturity as the Loan amount which was prepaid. Revolving Loans which are repaid may be reborrowed subject to the terms hereof.

     5. Special Provisions Relating to Libor Rate Loans. All Adjusted Libor Rates and Money Market Rates shall be adjusted to reflect deposit requirements, reserves, capital, taxes and other charges assessed against the Bank in connection with the Bank's offering such a pricing option and the Borrower agrees to pay to the Bank upon demand any increase in cost or reduction in the rate of return realized by the Bank as a result of imposition of

PAGE

any of the foregoing which is not reflected in adjustments to the Adjusted Libor Rate or Money Market Rate. As of the date hereof, the Bank is not aware of any adjustments for the foregoing items which would be required to be made to the Adjusted Libor Rates quoted by the Bank hereunder, and the Bank will endeavor to give prior notice to the Borrowers before making any adjustment as permitted by this paragraph, provided however, that failure in good faith by the Bank to give such notice shall not affect the Bank's rights to make any adjustment or the obligation of the Borrowers to make any payments to reflect such adjustment as provided herein. In the event that (a) the Bank is unable to offer an Adjusted Libor Rate, (b) it is unlawful or impractical for the Bank to offer such a rate, or (c) the Adjusted Libor Rate does not reflect the cost to the Bank of offering such rate, then in any such event the Bank shall have no further obligation to quote Adjusted Libor Rates until such event ceases to be in effect, and in the event that the making or continuing of any Libor Rate Loan by the Bank is unlawful, the Borrower shall repay the amount of any outstanding Libor Rate Loans and may reborrow such Libor Rate Loans as Prime Rate Loans or, if applicable, Money Market Loans. The Borrower shall give to the Bank no less than 3 days' prior notice of its request for the Bank to make, or continue any maturing, Libor Rate Loan and will provide to the Bank adequate prior notice of its request for the Bank to make, or continue any maturing, Money Market Loan, and in the event that the Bank does not receive adequate prior notice as to any maturing Libor Rate Loan or Money Market Loan, the Bank may roll over or continue any such Revolving Loan as a Prime Rate Loan or a loan of similar type and interest period as the maturing Revolving Loan at the then prevailing Adjusted Libor Rate or Money Market Rate, as the case may be.

     6. Commitment Fee. For the period from the date hereof through the Revolving Maturity Date, the Borrower will pay to the Bank a commitment fee equal to 12 basis points per annum on the amount of the Revolving Line of Credit which shall be payable quarterly in arrears on March 31, 1997 and June 30, 1997 and on any date on which the commitment hereunder is terminated by the Borrower.

     7. Payments. Each Borrower shall pay interest and principal on the amount of the Revolving Loans which it borrows hereunder as provided herein and on the Revolving Maturity Date all unpaid Revolving Loans, together with accrued and unpaid interest, shall be paid in full by such Borrower. All payments of principal and interest shall be made in immediately available United States dollars at the main office of the Bank without setoff or deduction. The Borrowers and the Bank acknowledge and agree that the obligations of the Borrowers hereunder are not

PAGE

joint and several, and each Borrower is responsible solely for payment and performance of those obligations required to be performed by such Borrower hereunder or in connection with Loans made to such Borrower hereunder.

     8. Covenants. Until all Obligations have been paid in full, each of the Borrowers covenants and agrees:

     a) That the Parent shall maintain a ratio of Indebtedness to Capital of not more than .3 to 1 at all times;

     b) Not to, and to ensure that its Subsidiaries will not, create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance upon any of its assets or properties, other than (i) those described on Exhibit B, (ii) those in favor of the Bank, and (iii) those for which the Bank has given its prior written approval, or execute any document providing for such interest in the future or prohibiting the granting of any such interest in favor of the Bank;

     c) Not to, and ensure that its Subsidiaries will not, create, incur assume or guarantee other than (i) Indebtedness to the Bank, (ii) Indebtedness existing as of the date of this letter agreement and disclosed on Exhibit B and (iii) Indebtedness for which the Bank has given its prior written consent;
     d) To, and to ensure that each of its Subsidiaries will, (i) duly observe and comply with all applicable laws, including without limitation, those pertaining to environmental matters and the release or threat of release of hazardous substances, and pension and retirement plans, and pay all taxes and governmental charges prior to the time they become delinquent other than those taxes and charges which are being contested in good faith by appropriate proceedings as long as adequate book reserves required to be maintained in accordance with generally accepted accounting principles or statutory accounting principles have been established and maintained, provided, however, that no reserves shall be required to be maintained by the Borrowers in connection with any amount payable in connection with the Retaliatory Tax, as hereinafter defined, and so long as the title of the Borrowers or the Subsidiary, as the case may be, to, and its rights to use, the affected property is not materially adversely affected thereby,

PAGE

            (ii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business, (iii) keep its properties and assets in good repair and insured in such amounts as is customary in the industry and as the Bank may require, (iv) remain engaged substantially in the business in which it is currently engaged and not engage in any merger or consolidation, except that any Subsidiary may merge or consolidate with any Subsidiary or with either Borrower so long as such Borrower is the surviving entity, or sell substantially all of its assets, or acquire substantially all of the assets of any other party unless at the time of such acquisition and after giving effect thereto no Event of Default will have occurred hereunder, and if such acquisition relates to a business unrelated to the business in which the Borrower or such Subsidiary is then involved, the Borrower or such Subsidiary shall have obtained the prior written consent of the Bank, (v) ensure that the Company maintains a rating of no less favorable than A- or its equivalent from the A.M.Best Company rating agency and promptly notify the Bank of any change in any rating given by A.M. Best Company and
            (vi) comply with all terms and provisions of all documents evidencing or securing any Obligations or any Indebtedness other than to the Bank, including under any credit facility with Summit Bank, and immediately notify the Bank of any default or event of default with respect to such Obligations or Indebtedness;

     e) To permit the Bank to visit and inspect the properties of the Borrower and make copies or abstracts from the Borrower's books and records;

     f) To pay all fees, costs and expenses incurred or paid by the Bank in connection with the enforcement of the Borrower's obligations to pay any amounts payable under this letter agreement and Note or any other documents executed in connection therewith;

     g)     Until the Maturity Date, to submit to the Bank:
            (i) within 45 days of the end of each fiscal quarter of the Borrowers, consolidated financial statements of the Parent prepared by management, including balance sheet and income statement, together with financial statements of each subsidiary of the Parent as required by applicable law together with a certificate of compliance executed by an authorized officer of the Borrower in a form acceptable to the Bank showing a calculation of

PAGE

            the financial covenants described herein, (ii) within 90 days of the end of each fiscal year of the Borrowers, annual consolidated financial statements of the Parent audited by a certified public accountant acceptable to the Bank, which, unless otherwise notified by the Bank shall include any of the so called "big 6" certified public accountant firms, and (iii) such other financial statements and information as to either Borrower as the Bank may reasonably request from time to time; and

     h) To execute and deliver such additional instruments and take such further action as the Bank may reasonably request to effect the purpose of this letter agreement and the Revolving Loans.

     The Bank acknowledges that the Borrowers are currently contesting payment of certain so called "Retaliatory Tax" impositions by the Commonwealth of Pennsylvania in the amounts and for the years described on Exhibit C attached hereto (such amounts, the "Retaliatory Tax". In connection therewith, the Borrowers represent to the Bank that (i) the Borrowers reasonably believe that they will prevail in this contest, (ii) in the event that such contest is determined in a manner adverse to the Bank, such event will not have a material impact on the ability of the Borrowers to pay and perform their obligations hereunder or their financial condition and (iii)) in the event that the Commonwealth of Pennsylvania commences any action to foreclose on any lien on any property of either of the Borrowers arising in its favor with respect to any Retaliatory Tax amount, the Borrowers will either pay such amount or pay all Revolving Loans and other amounts payable to the Bank hereunder, if so requested by the Bank.

     9. Representations and Warranties. Each Borrower represents and warrants that:

     a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its property and conduct its business as is now conducted, is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification;

PAGE

     b) The execution, delivery and performance of this letter agreement, the Note and any related documents (i) are, and will be, within its corporate power and authority, (ii) have been authorized by all necessary corporate proceedings, (iii) do not, and will not, require any consents or approvals other than those which have already been received, (iv) will not contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, and (v) will not constitute a default under any other agreement, order or undertaking binding on the Borrower;

     c) This letter agreement, the Note and related documents constitute the legal, valid, binding and enforceable obligations of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles;

     d) All financial statements previously furnished to the Bank by it were prepared in accordance with generally accepted accounting principles and statutory accounting principles and present fairly and completely the financial position of the Borrower. Since the date of such statements, there has been no material, adverse change in the assets, liabilities, financial condition or business of the Borrower other than in the ordinary course of business; and

     e) Other than with respect to insurance subrogation claims and loss claims which would not materially and adversely affect the ability of either Borrower to pay or perform its obligations to the Bank hereunder and under any related document, there is no litigation, arbitration, proceeding or investigation pending, or to the best of such Borrower's knowledge threatened, against either Borrower except those previously disclosed by such Borrower to the Bank in writing.

     The making of each Revolving Loan hereunder shall be deemed to be a reaffirmation by the Borrower as to the representations and warranties contained in this paragraph and confirmation that no Event of Default has occurred hereunder.

PAGE

     10. Events of Default. It will be an Event of Default hereunder and under the Note if any of the following events occurs:

     a) either Borrower fails to pay when due any amount of principal, interest or fees payable hereunder or under the Note; or

     b) either Borrower fails to perform any term, covenant or agreement contained in this letter agreement, the Note or any other agreement or document executed in connection with this letter agreement; or

     c) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of either Borrower as determined by the Bank acting in good faith; or

     d) any representation or warranty of either Borrower made in this letter agreement, the Note or any other document executed in connection with this letter agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

     e)     either Borrower fails to pay or perform (i) any Obligation or
            (ii) any obligation to any other party with respect to any Indebtedness, including, in any event the occurrence of a default or event of default under any credit facility of either Borrower with Summit Bank or its successors or assigns continuing beyond any applicable grace period; or

     f) either Borrower (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due, (iii) makes a general assignment for the benefit of its creditors, (iv) commences any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, or (vi) takes any action under the laws of its jurisdiction of

PAGE

            incorporation or organization similar to any of the foregoing;
            or

     g) a proceeding or case shall be commenced, without the application or consent of either Borrower in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or action under the laws of the jurisdiction of incorporation or organization of the Borrower or similar to any of the foregoing shall be taken with respect to the Borrower and shall continue unstayed and in effect for any period of 30 days; or

     h) a final judgment or final order for the payment of money is entered against either Borrower by any court, or an execution or similar process is issued or levied against property of the Borrower, that in the aggregate exceeds $2,000,000, not including any judgment or order arising in connection with the Retaliatory Tax, as defined herein, in value and which is not fully covered by insurance, other than any applicable deductible, and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

     i) The Parent ceases to own 100% of the issued and outstanding shares of the Company in the aggregate at any time.

     11. Remedies. Upon the occurrence of an Event of Default described in subsections 10(f) and (g), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

     (a)     The Revolving Line of Credit shall terminate;

PAGE

     (b) the unpaid principal amount of the Revolving Loans together with accrued interest shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, together with any prepayment penalties as provided herein, if applicable; and

     (c) the Bank may exercise any and all rights it has under this Agreement and the Note and any other document executed in connection herewith, and proceed to protect and enforce the Bank's rights against either or both Borrowers by any action at law, in equity or other appropriate proceeding including appointment of a receiver for the properties or assets of either Borrower.

     12. Notices. All notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by facsimile or when delivered to overnight courier. Notice to either Borrower shall be deemed to constitute notice to the Borrower. Notices to the Bank shall be given to State Street Bank and Trust Company, 108 Myrtle Street, No. Quincy, Massachusetts 02171
Attn: Edward M. Anderson, Vice President, and notice to the Borrower shall be deemed to have been given if given at the address stated at the beginning of this letter agreement, Attention: Gregory Murphy, Senior Vice President and Chief Financial Officer.

     13. Miscellaneous. No waivers shall be effective unless in writing. All amendments hereto must be in writing signed by all parties hereto. Any amounts owing from the Bank to either Borrower may be set off against obligations due and owing of such Borrower to the Bank. This letter and the Note shall be governed by the laws of The Commonwealth of Massachusetts. Neither Borrower may assign or transfer or participate any of its rights hereunder or under the Note without the prior written consent of the Bank. The Bank may participate or assign its rights hereunder, including as collateral to any Federal Reserve Bank, without the prior consent of either Borrower.

     14. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:

     "Adjusted Libor Rate" shall mean the rate per annum quoted by the Bank as its applicable rate of interest offered to the Bank by first class banks for United

PAGE

     States dollar deposits in the London interbank market in which the Bank participates on the day of determination for the amount and the interest period requested by the Borrower. The Bank expects that the "Adjusted Libor Rate" as used herein shall be substantially similar to the Libor Rate as quoted by The Wall Street Journal from time to time for the applicable period, although the Bank makes no representation that such rates will at all times be substantially similar interest rates.

     "Capital" shall mean an amount equal to consolidated shareholders' equity of the Parent and its Subsidiaries as shown on the most recent financial statements delivered to the Bank hereunder, plus Indebtedness of the Parent and its Subsidiaries at the time of determination.

      "Indebtedness" shall mean all obligations for borrowed money and other extensions of credit to the Borrower, secured or unsecured, absolute or contingent, whether or not evidenced by a note, bond or other instrument, all guarantees, all obligations reflecting the deferred purchase price of property or other accounts payable, and all obligations of the Borrower secured by a mortgage, lien, pledge or other security interest, together with any interest, charges and fees payable on any of the foregoing.

     "Obligations" means any and all obligations of either Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     "Prime Rate" shall mean the rate of interest per annum announced from time to time by the Bank in Boston, Massachusetts as its Prime Rate.

     "Subsidiary" shall mean any corporation, association, or similar organization of which 50% or more of the ordinary voting power for the election of a majority of the board of directors or other governing body of such entity is held or controlled by either Borrower or Subsidiary of such Borrower; or any other such organization the management of which is directly or indirectly controlled by either Borrower or a Subsidiary of such Borrower through the exercise of voting power or otherwise; or any joint page venture, whether incorporated or not, in which the Borrower has a 50% ownership interest.

     If the foregoing satisfactorily sets forth the terms and conditions of this credit facility, please execute and return the enclosed copy of this letter agreement, the Note and such other documents and agreements as the Bank may request each of which when received will be considered to be an agreement executed under seal to be governed by the laws of The Commonwealth of Massachusetts effective when received by the Bank.

                                           Sincerely,

                                           STATE STREET BANK AND
                                           TRUST COMPANY


                                           By: /s/ Edward M. Anderson
                                              -----------------------
                                           Title: Vice President

Acknowledged and accepted:

SELECTIVE INSURANCE COMPANY OF AMERICA


By: /s/ Robert P. Rank
   ---------------------------
Title:Senior Vice President
      Chief Investment Officer


By: /s/ Gregory E. Murphy
    --------------------------
Title: Senior Vice President
       Chief Financial Officer


SELECTIVE INSURANCE GROUP, INC.


By: /s/ Robert P. Rank
    --------------------------
Title: Senior Vice President
       Chief Investment Officer


By: /s/ Gregory E. Murphy
    --------------------------
Title: Senior Vice President
       Chief Financial Officer


Date: March 3, 1997

PAGE


                  SELECTIVE INSURANCE COMPANY OF AMERICA

                     SELECTIVE INSURANCE GROUP, INC.

                            PROMISSORY NOTE


$25,000,000                                 March 3, 1997
                                            Boston, Massachusetts


     For value received, the undersigned hereby each promises to pay to State Street Bank and Trust Company (the "Bank"), or order, at the head office of the Bank at 225 Franklin Street, Boston, Massachusetts 02110, on the Revolving Maturity Date, as defined in the Letter Agreement described below, the principal amount of Twenty Five Million Dollars ($25,000,000), or such lesser amount of outstanding Revolving Loans, as described in the Agreement as defined below, as such Borrower shall have borrowed and not repaid under such Agreement, in immediately available funds, together with interest on the unpaid principal amount of such Revolving Loans at the times and at the rates described in the Agreement. The undersigned and the Bank acknowledge and agree that the obligations of the undersigned hereunder are not joint and several, and each obligor hereunder is responsible solely for payment and performance of those obligations required to be performed by such party hereunder or in connection with Loans made to such party hereunder.

     All loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder.

     Overdue payments of principal (whether at stated maturity by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest, compounded monthly and payable on demand in immediately available funds, at a rate per annum equal to four percent (4%) above the Bank's Prime Rate in effect from time to time as defined in the Letter Agreement.

     This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Letter Agreement dated as of March 3, 1997 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided. All terms not

                                    1

PAGE


otherwise defined herein shall be used as defined in the Agreement.

     In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal plus accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement and may reborrow such principal subject to the Agreement.

     Any deposits or other sums at any time credited by or due from the Bank to either of the undersigned or any endorser or guarantor hereof and any securities or other property of either of the undersigned or any endorser or guarantor at any time in the possession of the Bank may be set off and applied by the Bank against any obligations of such party to the Bank.

     The undersigned maker and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the undersigned, endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

                                    2

PAGE



     This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


WITNESS:                                         SELECTIVE INSURANCE
                                                 COMPANY OF AMERICA

Leo L. McConville, Jr.                       By:/s/ Robert P. Rank
-----------------------                         --------------------------
                                             Title:Senior Vice President
                                                   Chief Investment Officer

                                             By:/s/ Gregory E. Murphy
                                                ---------------------------
                                             Title: Senior Vice President
                                                Chief Financial Officer

                                             SELECTIVE INSURANCE GROUP, INC.

Leo L. McConville, Jr.                       By: /s/ Robert P. Rank
-----------------------                         ---------------------------
                                             Title:Senior Vice President
                                                   Chief Investment Officer

                                             By: /s/ Gregory E. Murphy
                                                ---------------------------
                                             Title: Senior Vice President
                                                    Chief Financial Officer

                                    3

PAGE


SCHEDULE I TO NOTE DATED MARCH 3, 1997
FROM SELECTIVE INSURANCE COMPANY OF AMERICA
AND SELECTIVE INSURANCE GROUP, INC. TO THE BANK


Date      Amount of      Amount of      Outstanding      Notation
Made      Loan           Principal      Principal        By
          Paid           Balance
----------------------------------------------------------------------------
3/11/97   $15,500,000                   15,500,000       Leo McConville, Jr.
3/31/97     9,500,000                   25,000,000       Leo McConville, Jr.





PAGE

                                  EXHIBIT B
                                  ---------


                   Liens and Encumbrances and Indebtedness
                   ---------------------------------------

Indebtedness           Indebtedness       Debt Out-
Incurred by            Owed to            standing        Facility
------------           ------------       ---------       --------

Selective Insurance   Publicly Traded     $ 6,887,000     $6,887,000 (as of
Group, Inc.           Security                            1/31/97) 8-3/4%
                                                          Convertible
                                                          Subordinated
                                                          Debentures

Selective Insurance   For detail by       $42,857,000     $50,000,000 7.84%
Group, Inc.           holder refer to                     Senior Notes Due
                      original note                       November 15, 2002

Selective Insurance   For detail by       $54,000,000     $54,000,000 8.77%
Group, Inc.           holder refer to                     Senior Notes Due
                      original note                       August 1, 2005

Selective Insurance   Summit Bank         $ 9,200,000     $10,000,000 Line
Group, Inc. and/or                                        of Credit
Selective Insurance
Company of America




PAGE
                                EXHIBIT C
                                ---------


                         Retaliatory Tax Detail
                         ----------------------


The Pennsylvania Department of Revenue has notified Selective Way Insurance Company ("Selective Way") and Selective Insurance Company of America ("Selective"), Subsidiaries, of the following Retaliatory Tax impositions on Selective Way and America, as applicable, for the following years, which tax impositions are currently being contested:

             Year                Company                Amount
             ----                -------                ------

             1991                Selective            $  868,230
                                 Selective Way            10,687
             1990                Selective             1,508,362
             1989                Selective               507,562
             1988                Selective               386,496
             1987                Selective               343,981
             1986                Selective               223,452
             1984                Selective                 6,229
                                                       ---------
                                                      $3,854,999
                                                       =========